Exhibit 10.30

Level II

KOSAN BIOSCIENCES INCORPORATED

CHANGE IN CONTROL AND SEVERANCE BENEFIT AGREEMENT

This Change in Control and Severance Benefit Agreement (the “Agreement”), by and between Kosan Biosciences Incorporated (the “Company”) and                  (“Employee”) is established effective                      ,          (the “Effective Date”). The purpose of this Agreement is to provide for the payment of severance benefits to Employee in the event that Employee is subject to a qualifying employment termination in connection with a Change in Control. This Agreement shall supersede any severance benefit plan, policy or practice previously maintained by the Company relating to change in control benefits and any individually negotiated contract or agreement between Employee and the Company relating to change in control benefits. Since this Agreement, together with other similar agreements with other employees of the Company, will constitute an “employee benefit plan” under ERISA, this document also is a summary plan description.

SECTION 1. DEFINITIONS.

For purposes of the Agreement, the following terms are defined as follows:

(a) “Base Salary” means Employee’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the date of Employee’s Covered Termination.

(b) “Board” means the Board of Directors of Kosan Biosciences Incorporated.

(c) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

Kosan Biosciences Incorporated	1.

Level II

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Kosan Biosciences Incorporated and its wholly owned Subsidiaries or, following a Change in Control, the surviving entity resulting from such transaction.

(f) “Constructive Termination” means a voluntary termination of employment by Employee after one of the following is undertaken without Employee’s express written consent:

(i) a substantial reduction in Employee’s duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the Change in Control; provided, however, that it shall not be a “Constructive

Kosan Biosciences Incorporated	2.

Level II

Termination” if, following the effective date of the Change in Control, either (a) the Company is retained as a separate legal entity or business unit and Employee holds the same position in such legal entity or business unit as Employee held before such effective date, or (b) Employee holds a position with duties and responsibilities comparable (though not necessarily identical, in view of the relative sizes of the Company and the entity involved in the Change in Control) to the duties and responsibilities of Employee immediately prior to the effective date of the Change in Control;

(ii) a reduction in Employee’s annual base salary (except for salary decreases generally applicable to all Company executives);

(iii) a material reduction in Employee’s package of benefits and incentives (except for changes generally applicable to all Company executives);

(iv) a change in Employee’s business location of more than 35 miles from the business location prior to such change, except for required travel for the Company’s business to an extent substantially consistent with Employee’s prior business travel obligations;

(v) a material breach by the Company of any provisions of the Agreement or any enforceable written agreement between the Company and Employee; or

(vi) any failure by the Company to obtain assumption of the Agreement by any successor or assign of the Company.

Notwithstanding the foregoing, a voluntary termination shall not be deemed a Constructive Termination unless (x) Employee provides the Company with written notice (the “Constructive Termination Notice”) that Employee believes that an event described in this Section 1(f) has occurred, (y) the Constructive Termination Notice is given within three (3) months following the date the event occurred and (z) the Company does not rescind or cure the conduct giving rise to the event described in this Section 1(f) within fifteen (15) days following receipt by the Company of the Constructive Termination Notice.

(g) “Covered Termination” means an Involuntary Termination Without Cause or a Constructive Termination, either of which occurs within one (1) month prior to or within eighteen (18) months following the effective date of a Change in Control; provided, however, that clause (i) of Section 1(f) shall not apply prior to a Change in Control. Termination of employment of Employee due to death or disability shall not constitute a Covered Termination unless a voluntary termination of employment by Employee immediately prior to Employee’s death or disability would have qualified as a Constructive Termination.

(h) “Entity” means a corporation, partnership or other entity.

(i) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Kosan Biosciences Incorporated	3.

Level II

(k) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(l) “Involuntary Termination Without Cause” means an involuntary termination of employment by the Company other than for one of the following reasons:

(i) Employee’s violation of any material provision of the Company’s standard agreement relating to proprietary rights which is not cured within 30 days after written notice of violation (if the violation is reasonably susceptible of being cured);

(ii) Employee’s conviction of a felony or crime involving moral turpitude;

(iii) Employee participates in any act of theft, dishonesty, fraud, or willful neglect, misconduct or misrepresentation in connection with, or in the course of, carrying out Employee’s duties and responsibilities; or

(iv) Employee’s insubordination or refusal to perform reasonable and lawful directives from Employee’s superiors, which Employee fails to correct within 15 days after written notice (if such conduct is reasonably susceptible of being cured).

“Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(m) “Plan” means this Agreement, together with other similar agreements with other employees of the Company, as amended from time to time.

(n) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

Kosan Biosciences Incorporated	4.

Level II

SECTION 2. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the provisions set forth in this Section and Section 6, in the event of a Covered Termination, the Company will provide the severance benefits described in Section 3 of the Agreement to Employee.

(b) Exceptions to Benefit Entitlement. Employee will not receive benefits under this Agreement in the following circumstances, as determined by the Company in its sole discretion:

(i) Employee voluntarily terminates employment with the Company in order to accept employment with another entity that is controlled (directly or indirectly) by the Company or is otherwise an affiliate of the Company;

(ii) Employee is offered immediate reemployment by a successor to the Company or by a purchaser of its assets, as the case may be, following a change in the ownership of the Company or a sale of all or substantially all the assets of a division or business unit of the Company. For purposes of the foregoing, “immediate reemployment” means that Employee’s employment with the successor to the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that Employee suffers neither (i) a substantial reduction in Employee’s duties or responsibilities (and not simply a change in title or reporting relationships) in effect immediately prior to the effective date of the Change in Control, nor (ii) a lapse in pay as a result in the change in ownership of the Company or the sale of its assets; or

(iii) Employee does not confirm in writing that [he][she] shall be subject to the Company’s Employee Proprietary Information and Invention Assignment Agreement.

(c) Termination of Benefits. Employee’s right to receive the payment of benefits under this Agreement shall terminate immediately if, at any time prior to or during the period for which Employee is receiving benefits hereunder, Employee, without the prior written approval of the Company:

(i) willfully breaches a material provision of Employee’s proprietary information or confidentiality agreement with the Company, as referenced in Section 3(b)(iv);

(ii) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party.

Kosan Biosciences Incorporated	5.

Level II

SECTION 3. AMOUNT OF BENEFITS.

(a) Cash Severance Benefits.

(i) In the event Employee has been employed by the Company for a period of at least two (2) years, incurs a Covered Termination and was employed by the Company in the position of                      of the Company within one (1) month immediately prior to such Covered Termination, Employee shall be entitled to receive a cash severance benefit equal to (i) Employee’s Base Salary, plus (ii) the greatest of (a) the cash bonus paid to Employee in the year prior to the Covered Termination, (b) the target cash bonus to be paid to Employee in the year in which the Covered Termination occurs, and (c) the target cash bonus as in effect immediately prior to the Change in Control.

(ii) In the event Employee has been employed by the Company for a period of less than two (2) years, incurs a Covered Termination and was employed by the Company in the position of                      of the Company within one (1) month immediately prior to such Covered Termination, Employee shall be entitled to receive a cash severance benefit equal to (i) 25% of Employee’s Base Salary plus 6.82% of Employee’s Base Salary for each one (1) month of Employee’s employment by the Company to a maximum amount not to exceed Employee’s Base Salary, plus (ii) the greatest of (a) 25% of the cash bonus paid to Employee in the year prior to the Covered Termination plus 6.82% of the cash bonus paid to Employee in the year prior to the Covered Termination for each one (1) month of Employee’s employment by the Company to a maximum amount not to exceed the cash bonus paid to Employee in the year prior to the Covered Termination, (b) 25% of the target cash bonus to be paid to Employee in the year in which the Covered Termination occurs plus 6.82% of the cash bonus to be paid to Employee in the year in which the Covered Termination occurs for each one (1) month of Employee’s employment by the Company to a maximum amount not to exceed the target cash bonus to be paid to Employee in the year in which the Covered Termination occurs, and (c) 25% of the target cash bonus as in effect immediately prior to the Change in Control plus 6.82% of the target cash bonus as in effect immediately prior to the Change in Control for each one (1) month of Employee’s employment by the Company to maximum amount not to exceed the target cash bonus as in effect immediately prior to the Change of Control.

(b) Accelerated Stock Award Vesting and Extended Exercisability of Stock Options.

(i) In the event Employee has been employed by the Company for a period of at least two (2) years and incurs a Covered Termination, then effective as of the date of Employee’s Covered Termination, (i) the vesting and exercisability of all outstanding options to purchase the Company’s common stock that are held by Employee on such date shall be accelerated such that any shares subject to such outstanding options that would have become vested as of the two (2) year anniversary of the date of Employee’s Covered Termination shall immediately become fully vested, and (ii) any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to Employee by the Company that would have become vested as of the two (2) year anniversary of the date of Employee’s Covered Termination shall lapse.

(ii) In the event Employee has been employed by the Company for a period of less than two (2) years and incurs a Covered Termination, then effective as of the date of Employee’s Covered Termination, (i) the vesting and exercisability of all outstanding options to purchase the Company’s common stock that are held by Employee on such date shall be

Kosan Biosciences Incorporated	6.

Level II

accelerated such that 25% of the shares subject to such outstanding options that would have become vested as of the two (2) year anniversary of the date of Employee’s Covered Termination (the “Eligible Option Shares”) plus an additional 6.82% of Eligible Option Shares for each one (1) month of Employee’s employment by the Company shall immediately become fully vested, such number of shares in the aggregate not to exceed the number of Eligible Option Shares, and (ii) any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to any other stock award granted to Employee by the Company that would have become vested as of the two (2) year anniversary of the date of Employee’s Covered Termination (the “Eligible Award Shares”) shall lapse as to 25% of such Eligible Award Shares plus an additional 6.82% of Eligible Award Shares for each one (1) month of Employee’s employment by the Company, such number of shares not to exceed in the aggregate the number of Eligible Award Shares.

In addition, the post-termination of employment exercise period of any outstanding option held by Employee on the date of [his][her] Covered Termination shall be extended, if necessary, such that the post-termination of employment exercise period shall not terminate prior to the later of (i) the date twelve (12) months after the effective date of the Covered Termination and (ii) the post-termination exercise period provided for in such option; provided, however, that such option shall not be exercisable after the expiration of its maximum term; provided, further, however, that in the event that any extended exercisability of an option pursuant to this Section 4(b) would adversely affect Employee’s option or other stock award (including, without limitation, its status as an incentive stock option under Section 422 of the Code or result in an option that would not otherwise be deemed to be a nonqualified deferred compensation plan or arrangement for the purposes of Section 409A of the Code to be deemed to be such a nonqualified deferred compensation plan or arrangement), such extended exercisability shall be deemed null and void unless t Employee consents in writing to such extended exercisability.

(c) Continued Medical Benefits.

If Employee incurs a Covered Termination and Employee was enrolled in a health, dental, or vision plan sponsored by the Company immediately prior to such Covered Termination, Employee may be eligible to continue coverage under such health, dental, or vision plan (or to convert to an individual policy), at the time of Employee’s termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Company will notify Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Agreement will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums will be credited as payment by the Employee for purposes of Employee’s payment required under COBRA. Therefore, the period during which Employee may elect to continue the Company’s health, dental, or vision plan coverage at [his][her] own expense under COBRA, the length of time during which COBRA coverage will be made available to Employee, and all other rights and obligations of Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any) will be applied in the same manner that such rules would apply in the absence of this Agreement.

(i) If Employee has been employed by the Company for a period of at least two (2) years and timely elects continued coverage under COBRA, the Company shall pay the

Kosan Biosciences Incorporated	7.

Level II

full amount of the Employee’s COBRA premiums on behalf of Employee for Employee’s continued coverage under the Company’s health, dental and vision plans, including coverage for Employee’s eligible dependents, for a period of twelve (12) months (the “Severance Period”); provided, however, that if the Severance Period exceeds the length of time that the Employee is entitled to coverage under COBRA, the resulting or acquiring entity or Transferee Corporation involved in the Change in Control, as applicable, shall be required to provide health, dental and vision insurance coverage for Employee and [his][her] eligible dependents for any portion of the Severance Period that exceeds the length of time that Employee is entitled to coverage under COBRA, at a level of coverage that is substantially similar to the continued coverage that Employee and [his][her] eligible dependents received under the Company’s health, dental and vision plans; provided, further, however, that no such premium payments (or any other payments for medical, dental or vision coverage by the Company) shall be made following Employee’s death or the effective date of Employee’s coverage by a medical, dental or vision insurance plan of a subsequent employer. Employee shall be required to notify the Company immediately if Employee becomes covered by a medical, dental or vision insurance plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.

(ii) If Employee has been employed by the Company for a period of at least two (2) years and timely elects continued coverage under COBRA, the Company shall pay the full amount of the Employee’s COBRA premiums on behalf of Employee for Employee’s continued coverage under the Company’s health, dental and vision plans, including coverage for Employee’s eligible dependents, for a period of three (3) months plus one (1) additional month for each one (1) month of Employee’s employment by the Company not to exceed a period of 12 months (the “Severance Period”); provided, however, that if the Severance Period exceeds the length of time that the Employee is entitled to coverage under COBRA, the resulting or acquiring entity or Transferee Corporation involved in the Change in Control, as applicable, shall be required to provide health, dental and vision insurance coverage for Employee and [his][her] eligible dependents for any portion of the Severance Period that exceeds the length of time that Employee is entitled to coverage under COBRA, at a level of coverage that is substantially similar to the continued coverage that Employee and [his][her] eligible dependents received under the Company’s health, dental and vision plans; provided, further, however, that no such premium payments (or any other payments for medical, dental or vision coverage by the Company) shall be made following Employee’s death or the effective date of Employee’s coverage by a medical, dental or vision insurance plan of a subsequent employer. Employee shall be required to notify the Company immediately if Employee becomes covered by a medical, dental or vision insurance plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.

For purposes of this Section 3(c), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Employee.

Kosan Biosciences Incorporated	8.

Level II

(d) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) shall terminate as of Employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

SECTION 4. TIME AND FORM OF SEVERANCE PAYMENTS.

(a) General Rules. Subject to Section 4(b), any cash severance benefit provided under Section 3(a) shall be paid in one lump sum as soon as practicable, but no later than ten (10) days following the effective date of Employee’s Covered Termination and shall be subject to all applicable withholding for federal, state and local taxes. In no event shall payment of any Plan benefit be made prior to the effective date of Employee’s Covered Termination or prior to the effective date of the release described in Section 6(a).

(b) Application of Section 409A. In the event that any cash severance benefit provided under Section 3(a) or continued medical benefit under Section 3(c) shall fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. (The payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) In the event the payment of benefits pursuant to the Revised Payment Schedule would be subject to Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to the Revised Payment Schedule and instead the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. The Board may attach conditions to or adjust the amounts paid pursuant to this Section 4(b) to preserve, as closely as possible, the economic consequences that would have applied in the absence of this Section 4(b); provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

(c) Best After-Tax. If any payment or benefit (including payments and benefits pursuant to this Agreement) Employee would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Payment are paid to the Employee, which of the following two alternative forms of payment would maximize the Employee’s after-tax proceeds: (i) payment in full of the entire amount of the Payment (a “Full Payment”), or (ii) payment of only a part of the Payment so that the Employee receives the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), whichever amount results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and the Employee shall have no rights to any additional

Kosan Biosciences Incorporated	9.

Level II

payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order unless the Employee elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to the Employee. In the event that acceleration of compensation from the Employee’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant unless the Employee elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Employee within fifteen (15) calendar days after the date on which Employee’s right to a Payment is triggered (if requested at that time by the Company or Employee) or such other time as requested by the Company or Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Employee.

SECTION 5. LIMITATIONS ON BENEFITS.

(a) Release. In order to be eligible to receive benefits under the Plan, Employee also must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as applicable, and such release must become effective in accordance with its terms. For purposes of the preceding sentence, with respect to any outstanding option held by Employee, the receipt of benefits shall be deemed to be the exercise of such option pursuant to the extended exercisability of such option under Section 3(b), rather than the acceleration or extension of such option’s exercisability. The Company, in its sole discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with Employee.

(b) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce Employee’s severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Employee by the Company that become payable in connection with Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment or severance

Kosan Biosciences Incorporated	10.

Level II

agreement with the Company, or (iii) any Company policy or practice providing for Employee to remain on the payroll for a limited period of time after being given notice of the termination of Employee’s employment. The benefits provided under this Agreement are intended to satisfy, in whole or in part, any and all statutory obligations and other contractual obligations of the Company that may arise out of Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Agreement. The Company’s decision to apply such reductions to the severance benefits of Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory or other contractual obligations.

(c) Mitigation. Except as otherwise specifically provided herein, Employee shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or any retirement benefits received by Employee after the date of Employee’s termination of employment with the Company.

(d) Non-Duplication of Benefits. Except as otherwise specifically provided for herein, Employee is not eligible to receive benefits under this Agreement and pursuant to other contractual obligations more than one time. This Agreement is designed to provide certain severance pay and change in control benefits to Employee pursuant to the terms and conditions set forth in this Agreement. The payments pursuant to this Agreement are in addition to, and not in lieu of, any unpaid salary, bonuses or benefits to which Employee may be entitled for the period ending with Employee’s Covered Termination.

(e) Indebtedness of Employees. If Employee is indebted to the Company on the effective date of [his][her] Covered Termination, the Company reserves the right to offset any severance payments under the Agreement by the amount of such indebtedness.

SECTION 6. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Company shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons.

(b) Amendment or Termination. Any action amending or terminating the Agreement shall be in writing and executed by each of Employee and a duly authorized officer of the Company. Unless otherwise required by law, no approval of the stockholders of the Company shall be required for any amendment or termination including any amendment that increases the benefits provided under any option or other stock award.

Kosan Biosciences Incorporated	11.

Level II

SECTION 7. NO IMPLIED EMPLOYMENT CONTRACT.

This Agreement shall not be deemed (i) to give Employee any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge Employee at any time, with or without cause, which right is hereby reserved.

SECTION 8. LEGAL CONSTRUCTION.

This Agreement shall be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

SECTION 9. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or [his][her] authorized representative). The Plan Administrator is:

Kosan Biosciences Incorporated

Attn: Senior Vice President/General Counsel

3832 Bay Center Place

Hayward, CA 94545

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

Kosan Biosciences Incorporated	12.

Level II

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Kosan Biosciences Incorporated

Attn: Senior Vice President/General Counsel

3832 Bay Center Place

Hayward, CA 94545

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or [his][her] representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to [his][her] claim. The applicant (or [his][her] representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to [his][her] claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or [his][her] representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to [his][her] claim; and

Kosan Biosciences Incorporated	13.

Level II

(iv) statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

SECTION 10. BASIS OF PAYMENTS TO AND FROM PLAN.

All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 11. OTHER INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-3217016. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Kosan Biosciences Incorporated

Attn: Senior Vice President/General Counsel

3832 Bay Center Place

Hayward, CA 94545

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Kosan Biosciences Incorporated

Attn: Senior Vice President/General Counsel

3832 Bay Center Place

Hayward, CA 94545

Kosan Biosciences Incorporated	14.

Level II

The Plan Sponsor’s and Plan Administrator’s telephone number is (510) 732-8400. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 12. STATEMENT OF ERISA RIGHTS.

Employee is entitled to certain rights and protections under ERISA. For the purposes of this Section 14 and, under ERISA, you are entitled to:

Receive Information About Your Plan and Benefits

(a) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(b) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(c) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Employee with a copy of this summary annual report.

Prudent Actions By Plan Fiduciaries

In addition to creating rights for employees covered by the Plan, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan , have a duty to do so prudently and in the interest of you and other employees and beneficiaries covered by the Plan. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court

Kosan Biosciences Incorporated	15.

Level II

may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance With Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

SECTION 13. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 11(a) and, in the case of Employee, at the address as set forth in the Company’s employment file maintained for Employee as previously furnished by Employee or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of a Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any Party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Plan. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party’s right to assert all other legal remedies available to it under the circumstances.

Kosan Biosciences Incorporated	16.

Level II

(d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

SECTION 14. EXECUTION.

To record the adoption of this Agreement as set forth herein, Kosan Biosciences Incorporated has caused its duly authorized officer to execute the same as of the Effective Date.

KOSAN BIOSCIENCES INCORPORATED

By:

Name:

Title:

AGREED AND ACCEPTED:

Employee:

Kosan Biosciences Incorporated	17.

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in that certain Change in Control and Severance Benefit Agreement by and between Kosan Biosciences, Inc. and the undersigned (the “Agreement”).

I understand that this Release, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Agreement.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors, affiliates and assigns, and its and their current and former partners, members, directors, officers, employees, shareholders, agents, attorneys, accountants, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to

Kosan Biosciences Incorporated	1.

consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in [his][her] favor at the time of executing the release, which if known by him must have materially affected [his][her] settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

Kosan Biosciences Incorporated	2.

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in that certain Change in Control and Severance Benefit Agreement by and between Kosan Biosciences, Inc. and the undersigned (the “Agreement”).

I understand that this Release, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Agreement.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors, affiliates and assigns, and its and their current and former partners, members, directors, officers, employees, shareholders, agents, attorneys, accountants, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to

Kosan Biosciences Incorporated	1.

consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in [his][her] favor at the time of executing the release, which if known by him must have materially affected [his][her] settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

Kosan Biosciences Incorporated	2.

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in that certain Change in Control and Severance Benefit Agreement by and between Kosan Biosciences, Inc. and the undersigned (the “Agreement”).

I understand that this Release, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Agreement.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors, affiliates and assigns, and its and their current and former partners, members, directors, officers, employees, shareholders, agents, attorneys, accountants, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

Kosan Biosciences Incorporated	1.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

Kosan Biosciences Incorporated	2.